EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-264528) and Form S-8 (Nos. 33-28428, 33-54069, 333-10520, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-104420, 333-104421, 333-105032, 333-143063, 333-174400, 333-174401, 333-206700, 333-206701, 333-255767, 333-255768 and 333-261610) of Baxter International Inc. of our report dated February 9, 2023 relating to the financial statements and financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
February 9, 2023